SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2002

TradeStation Group, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

0-31049	65-0977576

(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Flagler Street, Miami, Florida 33174

(Address of principal executive offices including zip code)

(305) 485-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure

Purpose of Report

The purposes of this Report on Form 8-K are: (i) to provide a Business Outlook for the Company’s 2002 fiscal year (January 1 – December 31); and (ii) to disclose that the Company’s fourth quarter 2001 financial results will reflect (a) a $5.3 million, non-cash charge relating to the impairment of goodwill and intangible assets and (b) a $4.8 million, non-cash charge to provide a valuation allowance against deferred tax assets.

Business Outlook for 2002

The following statements regarding the 2002 fiscal year are based on current expectations and beliefs with respect to the 2002 fiscal year. These statements with respect to 2002 are forward-looking, and actual results may differ materially. Please see the risk factors for forward-looking statements set forth below.

Subject to the foregoing warning, the following are the Company’s estimates of ranges of expected financial results of operations for 2002 and of certain other metrics that are considered significant in the online trading industry:

2002 BUSINESS OUTLOOK
	Q1 2002	Q2 2002	Q3 2002	Q4 2002

(In Millions, Except Per Share Data)
TOTAL REVENUES	$7.3–7.8	$9.9–10.4	$12.9–13.4	$16.5–17.0

Brokerage revenues	$5.5–5.7	$8.5–8.7	$11.8–12.0	$15.7–15.9

Subscription fees	$1.2–1.4	$0.9–1.1	$0.7–0.9	$0.5–0.7

Other revenues	$0.6–0.7	$0.5–0.6	$0.4–0.5	$0.3–0.4

TOTAL OPERATING EXPENSES	$12.5–12.2	$14.0–13.7	$14.8–14.5	$16.5–16.3

NET INCOME (LOSS)	$(5.2–4.4)	$(4.1–3.3)	$(1.9–1.1)	$0.0–0.7

EARNINGS (LOSS) PER SHARE	$(0.12–0.10)	$(0.09–0.07)	$(0.04–0.03)	$0.00–0.01

The Company anticipates the following key metrics for TradeStation 6 equities accounts:

	Q1 2002	Q2 2002	Q3 2002	Q4 2002

Average revenue trades per day	3,300	5,200	7,700	10,500

Funded equities accounts at end of quarter	2,600	4,100	5,800	7,800

Annualized average revenue per account	$8,300	$7,900	$7,800	$7,700

Average quarterly trades per client	100	98	97	97

Average revenue per trade	$20.00	$20.00	$20.00	$20.00

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Impairment of Goodwill and Intangible Assets and Valuation Allowance for Deferred Tax Assets

The Company’s 2001 fourth quarter results will reflect that the Company recorded two non-cash charges. The first non-cash charge relates to a $5.3 million impairment of goodwill and intangible assets. Approximately $4.2 million of this impairment charge relates to the Company’s decision made and implemented in the fourth quarter 2001 to upgrade all WindowOnWallStreet.com subscribers to TradeStation 6. The balance of this impairment charge relates to the Company’s December 2001 decision to sell accounts that do not meet the requirements of the Company’s active and institutional trader business model. The second non-cash charge results from the establishment of a full valuation allowance against the Company’s $4.8 million deferred tax assets in accordance with the requirements of SFAS No. 109. Excluding these one-time, non-cash charges, the Company’s financial results for the 2001 fourth quarter are expected to be consistent with those estimated in the Company’s most recent fourth quarter 2001 Business Outlook (as published in its October 24, 2001 press release). The effect that the impairment of goodwill and intangible assets charge will have on the 2002 financial results was taken into account in the preparation of the 2002 Business Outlook.

Risk Factors Concerning Forward-looking Statements

This report contains statements, including a Business Outlook, that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report the words “believes,” “plans,” “estimates,” “expects,” “intends,” “designed,” “anticipates,” “may,” “will,” “should,” “could,” “upcoming,” “potential,” “pending” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results suggested herein. Without limiting the breadth of that statement, the Company emphasizes that actual financial results of the Company may differ materially from those set forth in the Business Outlook. Factors that may cause or contribute to the various potential differences include, but are not limited to, the Company’s ability to continue to effectuate its Internet brokerage strategy and to successfully market in a timely fashion the Company’s principal product and service offering (TradeStation 6, f/k/a the TradeStation Platform) and the costs associated therewith; the acceptance of the Company’s new products and services in the marketplace; the Company’s customer and active prospect base containing a substantially lower number of interested brokerage clients than the Company anticipates; the date on which the Company’s planned additions and enhancements to its direct-access trading platform are launched being materially later than the expected date(s) due to changes in marketing decisions, results of ongoing quality assurance testing, insufficient product development resources, other decisions to modify certain features, regulatory pronouncements, or other reasons; technical difficulties or errors in the products and/or services; market pressure to lower substantially or eliminate pricing on brokerage and subscription services as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the appeal of the Company’s products and services to the institutional market (given the Company’s limited experience selling to that market); the Company’s brokerage client base trading with an average frequency and/or volume lower than the Company anticipates; potential NASD or other broker-dealer regulatory issues arising from the conduct of a brokerage business focused on active traders; the success (and cost) of new marketing strategies; the success (or failure to succeed) of the Company’s anticipated 2002 marketing efforts, and/or delays in launching those efforts; variations in patterns of customer revenues due to holidays or major news events; the Company’s future participation in any merger or strategic alliance; unfavorable critical reviews regarding the Company’s new products and services; increased competition (including product and price competition); the level of market demand for real-time decision support tools, real-time data and/or online brokerage services and/or website services generally; the scalability, possible performance failures and reliability of the Company’s server farm/data network; the entrance of new competitors into the market; the timing and significance of additional new product and service introductions by the Company and its competitors; general economic and market factors, including changes in securities and financial markets; the possibility of “cyberterrorism” and the effect that would have on people’s willingness to use Internet-based services, particularly for significant financial transactions; variations from the Company’s budgeted expectations with respect to hiring and maintenance of personnel, sales and marketing expenditures, expected transaction fee revenue growth and

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subscription fee and client software licensing fee revenue decline; the ability to collect receivables, including a large insurance claim receivable and ongoing royalty fee receivables expected from MoneyLine Network, Inc.; the amount of unexpected legal, consultation and professional fees, and other items, events and unpredictable costs or revenue impact that may occur; the adequacy of working capital, cash flows and available financing to fund the new business model and sustain expected operating losses; the audit of the Company’s 2001 fiscal year financial statements resulting in material changes in format and/or dollar amounts as compared to what has been mentioned or referenced in this report; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as well as 2001 quarterly reports on Form 10-Q and Company press releases.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRADESTATION GROUP, INC. Registrant

January 17, 2002 Date	/s/ David H. Fleischman David H. Fleischman Chief Financial Officer, Vice President of Finance and Treasurer

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